Exhibit 99.1
F O R  I M M E D I A T E  R E L E A S E

November 3, 2008
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Third Quarter Results
Toledo, Ohio, November 3, 2008........Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s third quarter ended September 30, 2008.
“We continued our strong earnings performance for 2008 with 9% FFO growth in the third quarter,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “Our liquidity has been significantly enhanced by our September equity offering which generated $370 million of net proceeds and our October property sales to Emeritus which raised an additional $77 million. As a result, we have nearly $925 million in cash and available credit which is sufficient to fund our development commitments and $60 million in debt maturities through the end of 2010. Our disciplined approach to relationship investing allows us to prudently allocate capital to the most attractive opportunities.”
Recent Highlights.
•	Achieved 3Q08 normalized FFO of $0.86 per share, up 9%

•	Achieved 3Q08 normalized FAD of $0.80 per share, up 7%

•	Increasing 2008 normalized FFO outlook to a range of $3.34-$3.39 from $3.33-$3.39 per share

•	Increasing 2008 normalized FAD outlook to a range of $3.10-$3.15 from $3.08-$3.14 per share

•	Completed 3Q08 net new investments totaling $331.7 million

•	Issued 8.05 million shares of common stock, generating $369.7 million in net proceeds in September
Key Performance Indicators.

	3Q08	3Q07	Change	2008	2007	Change
Net income available to common stockholders (NICS) per diluted share	$0.57	$0.30	90%	$2.65	$0.94	182%
Normalized FFO per diluted share	$0.86	$0.79	9%	$2.53	$2.32	9%
Normalized FAD per diluted share	$0.80	$0.75	7%	$2.38	$2.18	9%
Dividends per common share (1)	$0.68	$0.66	3%	$2.02	$1.96	3%
Normalized FFO Payout Ratio	79%	84%		80%	84%
Normalized FAD Payout Ratio	85%	88%		85%	90%

(1)	The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in 2007.
3Q08 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NIC S			FFO			FAD
	3Q 08	3Q 07	Change	3Q 08	3Q 07	Change	3Q 08	3Q 07	Change
Per diluted share	$0.57	$0.30	90%	$0.87	$0.79	10%	$0.86	$0.82	5%
Includes impact of:
Gain (loss) on sales of real property (1)	$0.13	$0.01
Debt extinguishment gain (2)	$0.01			$0.01			$0.01
Prepaid/straight-line rent cash receipts (3)							$0.05	$0.07
Per diluted share — normalized (a)				$0.86	$0.79	9%	$0.80	$0.75	7%

(a) Amounts may not sum due to rounding
(1)	$12,619,000 and $766,000 of gains in 3Q08 and 3Q07, respectively.

(2)	$768,000 of debt extinguishment gains in 3Q08.

(3)	$4,781,000 and $5,881,000 of receipts in 3Q08 and 3Q07, respectively.

3Q08 Earning Release
November 3, 2008
2008 Year-To-Date Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	2008	2007	Change	2008	2007	Change	2008	2007	Change
Per diluted share	$2.65	$0.94	182%	$2.54	$2.30	10%	$2.56	$2.29	12%
Includes impact of:
Gain (loss) on sales of real property (1)	$1.44	$0.04
One-time acquisition finders’ fees (2)		($0.02)			($0.02)			($0.02)
Debt extinguishment gain (3)	$0.02			$0.02			$0.02
Cash receipts — prepaid/straight-line rent (4)							$0.17	$0.14
Per diluted share — normalized (a)				$2.53	$2.32	9%	$2.38	$2.18	9%

(a) Amounts may not sum due to rounding
(1)	$130,813,000 and $2,775,000 of gains in 2008 and 2007, respectively.

(2)	$1,750,000 of one-time acquisition finders’ fees in 2007.

(3)	$2,094,000 of debt extinguishment gains in 2008.

(4)	$15,679,000 and $10,791,000 of receipts in 2008 and 2007, respectively.
Dividends for Third Quarter 2008. As previously announced, the Board of Directors declared a dividend for the quarter ended September 30, 2008 of $0.68 per share, as compared to $0.66 per share for the same period in 2007. The dividend will be paid on November 20, 2008 and will be the company’s 150th consecutive quarterly dividend payment.
Outlook for 2008. The company is revising its investment guidance for 2008 to $1.2 billion from a range of $1.1 billion to $1.4 billion, including acquisitions of $600 million and development funding of $600 million. Net investment guidance has been revised to $950 million from a range of $700 million to $1.1 billion, including dispositions of $250 million.
The company is increasing its 2008 earnings guidance for normalized FFO to a range of $3.34 to $3.39 per diluted share from $3.33 to $3.39 per diluted share, normalized FAD to a range of $3.10 to $3.15 per diluted share from $3.08 to $3.14 per diluted share and net income available to common stockholders to a range of $3.03 to $3.08 per diluted share from $2.83 to $2.89 per diluted share.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Tuesday, November 4, 2008 at 10:00 a.m. Eastern Time to discuss its third quarter 2008 results, industry trends, portfolio performance and outlook for 2008. Telephone access will be available by dialing 800-218-9073 or 303-262-2130 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through November 18, 2008. To access the rebroadcast, dial 800-405-2236 or 303-590-3000 (international). The conference ID number is 11120871. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be

3Q08 Earning Release
November 3, 2008
insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
The company’s supplemental reporting measures are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT. Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of senior housing and health care real estate. The company also provides an extensive array of property management and development services. As of September 30, 2008, the company’s broadly diversified portfolio consisted of 641 properties in 39 states. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies; operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

3Q08 Earning Release
November 3, 2008
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	September 30,
	2008	2007

Assets
Real estate investments:
Real property owned
Land and land improvements	$506,083	$440,365
Buildings and improvements	4,649,491	4,165,573
Acquired lease intangibles	136,603	129,533
Real property held for sale, net of accumulated depreciation	41,336	6,908
Construction in progress	497,673	229,134

	5,831,186	4,971,513
Less accumulated depreciation and intangible amortization	(569,363)	(449,831)

Total real property owned	5,261,823	4,521,682
Loans receivable	501,871	271,985
Less allowance for losses on loans receivable	(7,406)	(7,406)

	494,465	264,579

Net real estate investments	5,756,288	4,786,261

Other assets:
Equity investments	1,862	4,617
Deferred loan expenses	25,315	32,082
Cash and cash equivalents	18,273	31,440
Restricted cash	83,189	19,731
Receivables and other assets	137,028	97,696

	265,667	185,566

Total assets	$6,021,955	$4,971,827

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$387,000	$145,000
Senior unsecured notes	1,847,401	1,890,344
Secured debt	452,054	513,058
Liability to subsidiary trust issuing preferred securities	0	52,184
Accrued expenses and other liabilities	124,986	105,629

Total liabilities	2,811,441	2,706,215

Minority interests	8,958	4,928

Stockholders’ equity:
Preferred stock	301,901	338,993
Common stock	103,110	81,253
Capital in excess of par value	3,123,745	2,200,030
Treasury stock	(5,145)	(3,952)
Cumulative net income	1,333,772	1,025,309
Cumulative dividends	(1,647,699)	(1,386,899)
Accumulated other comprehensive income	(11,905)	3,302
Other equity	3,777	2,648

Total stockholders’ equity	3,201,556	2,260,684

Total liabilities and stockholders’ equity	$6,021,955	$4,971,827

3Q08 Earning Release
November 3, 2008
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues:
Rental income	$132,131	$111,599	$375,690	$314,307
Interest income	10,910	5,947	29,177	17,673
Other income	2,055	1,199	5,655	3,935

Gross revenues	145,096	118,745	410,522	335,915

Expenses:
Interest expense	33,528	33,221	98,308	94,563
Property operating expenses	11,761	10,333	34,330	25,997
Depreciation and amortization	41,375	37,504	117,293	101,727
General and administrative expenses	10,789	8,649	33,693	28,385
Loan expense	1,754	1,504	5,279	4,006
Loss (gain) on extinguishment of debt	(768)	0	(2,094)	0

Total expenses	98,439	91,211	286,809	254,678

Income from continuing operations before income taxes and minority interests	46,657	27,534	123,713	81,237

Income tax (expense) benefit	153	23	(1,170)	81

Income from continuing operations before minority interests	46,810	27,557	122,543	81,318

Minority interests	(1)	(121)	(128)	(407)

Income from continuing operations	46,809	27,436	122,415	80,911

Discontinued operations:
Gain (loss) on sales of properties	12,619	766	130,813	2,775
Income (loss) from discontinued operations, net	1,094	2,644	6,289	8,770

	13,713	3,410	137,102	11,545

Net income	60,522	30,846	259,517	92,456
Preferred dividends	5,730	6,317	17,660	18,952

Net income available to common stockholders	$54,792	$24,529	$241,857	$73,504

Average number of common shares outstanding:
Basic	96,040	80,710	90,500	77,686
Diluted	96,849	81,163	91,121	78,234

Net income available to common stockholders per share:
Basic	$0.57	$0.30	$2.67	$0.95
Diluted	0.57	0.30	2.65	0.94

Common dividends per share	$0.68	$0.66	$2.02	$1.6191

3Q08 Earning Release
November 3, 2008
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income available to common stockholders	$54,792	$24,529	$241,857	$73,504
Depreciation and amortization (1)	41,690	40,137	120,894	109,545
Loss (gain) on sales of properties	(12,619)	(766)	(130,813)	(2,775)
Minority interests	(87)	(70)	(261)	(256)

Funds from operations	83,776	63,830	231,677	180,018
One-time acquisition finder’s fees	0	0	0	1,750
Loss (gain) on extinguishment of debt	(768)	0	(2,094)	0
Non-recurring income tax expense	0	0	1,325	0

Funds from operations — normalized	$83,008	$63,830	$230,908	$181,768

Average common shares outstanding:
Basic	96,040	80,710	90,500	77,686
Diluted	96,849	81,163	91,121	78,234

Per share data:
Net income available to common stockholders
Basic	$0.57	$0.30	$2.67	$0.95
Diluted	0.57	0.30	2.65	0.94

Funds from operations
Basic	$0.87	$0.79	$2.56	$2.32
Diluted	0.87	0.79	2.54	2.30

Funds from operations — normalized
Basic	$0.86	$0.79	$2.55	$2.34
Diluted	0.86	0.79	2.53	2.32

FFO Payout Ratio
Dividends per common share (2)	$0.68	$0.66	$2.02	$1.96
FFO per diluted share	$0.87	$0.79	$2.54	$2.30

FFO payout ratio	78%	84%	80%	85%

FFO Payout Ratio — Normalized
Dividends per share (2)	$0.68	$0.66	$2.02	$1.96
FFO per diluted share — normalized	$0.86	$0.79	$2.53	$2.32

FFO payout ratio — normalized	79%	84%	80%	84%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
(2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the nine months ended September 30, 2007.

3Q08 Earning Release
November 3, 2008
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income available to common stockholders	$54,792	$24,529	$241,857	$73,504
Depreciation and amortization (1)	41,690	40,137	120,894	109,545
Loss (gain) on sales of properties	(12,619)	(766)	(130,813)	(2,775)
Minority interests	(9)	85	(26)	(2)
Gross straight-line rental income	(5,437)	(4,555)	(15,807)	(12,664)
Prepaid/straight-line rent receipts	4,781	5,881	15,679	10,791
Amortization related to above (below) market leases, net	(214)	268	(676)	(656)
Amortization of deferred loan expenses	1,754	1,504	5,279	4,006
Cap Ex, tenant improvements, lease commissions	(1,555)	(704)	(3,482)	(2,529)

Funds available for distribution	83,183	66,379	232,905	179,220
One-time acquisition finder’s fees	0	0	0	1,750
Loss (gain) on extinguishment of debt	(768)	0	(2,094)	0
Non-recurring income tax expense	0	0	1,325	0
Prepaid/straight-line rent receipts	(4,781)	(5,881)	(15,679)	(10,791)

Funds available for distribution — normalized	$77,634	$60,498	$216,457	$170,179

Average common shares outstanding:
Basic	96,040	80,710	90,500	77,686
Diluted	96,849	81,163	91,121	78,234

Per share data:
Net income available to common stockholders
Basic	$0.57	$0.30	$2.67	$0.95
Diluted	0.57	0.30	2.65	0.94

Funds available for distribution
Basic	$0.87	$0.82	$2.57	$2.31
Diluted	0.86	0.82	2.56	2.29

Funds available for distribution — normalized
Basic	$0.81	$0.75	$2.39	$2.19
Diluted	0.80	0.75	2.38	2.18

FAD Payout Ratio
Dividends per common share (2)	$0.68	$0.66	$2.02	$1.96
FAD per diluted share	$0.86	$0.82	$2.56	$2.29

FAD payout ratio	79%	80%	79%	86%

FAD Payout Ratio — Normalized
Dividends per common share (2)	$0.68	$0.66	$2.02	$1.96
FAD per diluted share — normalized	$0.80	$0.75	$2.38	$2.18

FAD payout ratio — normalized	85%	88%	85%	90%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
(2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the nine months ended September 30, 2007.

3Q08 Earning Release
November 3, 2008
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Previous Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2008		December 31, 2008
	Low	High	Low	High
FFO Reconciliation:
Net income available to common stockholders	$256,494	$261,994	$284,563	$289,313
Loss (gain) on sales of properties	(118,194)	(118,194)	(130,813)	(130,813)
Depreciation and amortization (1)	163,000	163,000	161,000	161,000

Funds from operations	301,300	306,800	314,750	319,500
Loss (gain) on extinguishment of debt	(1,326)	(1,326)	(2,094)	(2,094)
Non-recurring income tax expense	1,325	1,325	1,325	1,325

Funds from operations — normalized	$301,299	$306,799	$313,981	$318,731

Per share data (diluted):
Net income available to common stockholders	$2.83	$2.89	$3.03	$3.08
Funds from operations	3.33	3.39	3.35	3.40
Funds from operations — normalized	3.33	3.39	3.34	3.39

FAD Reconciliation:
Net income available to common stockholders	$256,494	$261,994	$284,563	$289,313
Loss (gain) on sales of properties	(118,194)	(118,194)	(130,813)	(130,813)
Depreciation and amortization (1)	163,000	163,000	161,000	161,000
Gross straight-line rental income	(22,500)	(22,500)	(22,500)	(22,500)
Prepaid/straight-line rent receipts	10,898	10,898	15,679	15,679
Amortization related to above/below market leases	(1,000)	(1,000)	(1,000)	(1,000)
Amortization of deferred loan expenses	7,250	7,250	7,000	7,000
Cap Ex, tenant improvements, lease commissions	(6,000)	(6,000)	(6,000)	(6,000)

Funds available for distribution	289,948	295,448	307,929	312,679
Loss (gain) on extinguishment of debt	(1,326)	(1,326)	(2,094)	(2,094)
Non-recurring income tax expense	1,325	1,325	1,325	1,325
Prepaid/straight-line rent receipts	(10,898)	(10,898)	(15,679)	(15,679)

Funds available for distribution — normalized	$279,049	$284,549	$291,481	$296,231

Per share data (diluted):
Net income available to common stockholders	$2.83	$2.89	$3.03	$3.08
Funds available for distribution	3.20	3.26	3.28	3.33
Funds available for distribution — normalized	3.08	3.14	3.10	3.15

Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations.